MASELLA, TOMARO & CO., LLP
                         375 NORTH BROADWAY, SUITE 103
                               JERICHO, NY 11753
                             PHONE - (516) 937-7800
                              FAX - (516) 937-7803


October 4, 2000

Premier Mortgage Resources, Inc.
280 Windsor Highway
Windsor, NY  12553

As independent certified public accountants, we consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 18, 2000, appearing in amendment No. 2 to Form 10-KSB of Premier Mortgage Resources, Inc. Filed on May 30, 2000.

Very truly yours,


/s/ Massella, Tomaro & Co., LLP
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Masella, Tomaro & Co., LLP
Jericho, New York